Prudential

Annuities Service Center
P.O. Box 7960
Philadelphia, PA 19176
Tel 800.513.0805 Fax 800.207.7806
www.prudential.com

Overnight, Certified, Registered Delivery:
Annuities Service Center
1600 Malone Street
Millville, NJ 08332

# Pruco Life Insurance Company of New Jersey

## Prudential FlexGuard® indexed variable annuity - New York

### Flexible Premium Deferred Index-Linked Variable Annuity

## 1. OWNERSHIP INFORMATION

### A. TYPE OF OWNERSHIP - Select One

☐ Natural Person(s) ☐ UGMA/UTMA ☐ Custodian ☐ Trust - *(Submit the Certificate of Entity Ownership for Trusts form with this application.)*

☐ Other (Non-Qualified Entity Only) - *(Submit the Certificate of Entity Ownership for Businesses, Charities or other Non-Qualified Entities form with this application.)*

### B. OWNER

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)* or Tax ID

Date of birth *(mm/dd/yyyy)*

Name *(First, Middle, Last, Suffix, Trust or Custodian)*

Street address

City

State

Zip

Home phone

Mobile phone

Email address

### C. JOINT OWNER - Not available if Owner is a Custodian, Trust or Non Qualified Entity. Joint Owner must be a natural person.

☐ Check here to designate the Joint Owners as each other's Primary Beneficiary.

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)*

Date of birth *(mm/dd/yyyy)*

Name *(First, Middle, Last, Suffix)* ☐ Address Same as Owner

Street address

City

State

Zip

Home phone ______ Relationship to Owner ______

### D. ANNUITANT - Complete this Section if the Annuitant is different from the Owner or if the Owner is a Trust, Custodian or Non-Qualified Entity.

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)*

Date of birth *(mm/dd/yyyy)*

Name *(First, Middle, Last, Suffix)* ☐ Address Same as Owner

Street address

City

State

Zip

Home phone

Mobile phone

Email address

P-RILA-APP(7/22)NY

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ORD 310335 NY

# 1. OWNERSHIP INFORMATION *(continued)*

## E. OPTIONAL OTHER ANNUITANT

For Custodial IRA contracts your Optional Other Annuitant must be a **Contingent Annuitant**. For Non-Qualified contracts your Optional Other Annuitant must be a **Joint Annuitant**.

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ________ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)* ________ Date of birth *(mm/dd/yyyy)* ________

Name *(First, Middle, Last, Suffix)* ________ ☐ Address Same as Owner

Street address ________ City ________ State ____ Zip ____

Home phone ________ Relationship to Owner ________

# 2. BENEFICIARY INFORMATION

- Select Primary or Contingent Beneficiary type for each beneficiary. The beneficiary type will be Primary if not selected.
- Percentage for all Primary Beneficiaries must total 100%. Percentage for all Contingent Beneficiaries must total 100%.
- For more than 3 beneficiaries, use section 6 to provide all information requested below for each beneficiary.
- For Custodial IRA contracts, the Custodian must be listed as the sole Primary Beneficiary.

Social Security Number *(all 9 digits required)* or Tax ID ________ Date of birth *(mm/dd/yyyy)* ________ ☐ Primary ☐ Contingent

Name *(First, Middle, Last, Suffix, Trust or Custodian)* ________ Relationship ________ Percentage ____ %

Street address ________ City ________ State ____ Zip ____

Telephone Number ________ Email address ________

*TRUSTEE NAME AND DATE OF TRUST **REQUIRED ONLY** IF A TRUST IS LISTED AS BENEFICIARY*

Trustee Name ________ Date of Trust *(mm/dd/yyyy)* ________

Social Security Number *(all 9 digits required)* or Tax ID ________ Date of birth *(mm/dd/yyyy)* ________ ☐ Primary ☐ Contingent

Name *(First, Middle, Last, Suffix, Trust or Custodian)* ________ Relationship ________ Percentage ____ %

Street address ________ City ________ State ____ Zip ____

Telephone Number ________ Email address ________

Social Security Number *(all 9 digits required)* or Tax ID ________ Date of birth *(mm/dd/yyyy)* ________ ☐ Primary ☐ Contingent

Name *(First, Middle, Last, Suffix, Trust or Custodian)* ________ Relationship ________ Percentage ____ %

Street address ________ City ________ State ____ Zip ____

Telephone Number ________ Email address ________

P-RILA-APP(7/22)NY

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ORD 310335 NY

# 3. ANNUITY INFORMATION

## A. TYPE OF CONTRACT TO BE ISSUED

☐ Non-Qualified ☐ IRA ☐ Roth IRA

## B. PURCHASE PAYMENT(S)

| Source of Funds | Payment Type Qualified | Payment Type Non-Qualified | Expected Amount | Company Name *(if applicable)* | Account Number *(if applicable)* |
|---|---|---|---|---|---|
| ☐ Funds Enclosed w/ App<br>☐ Transfer/Exchange Form Provided<br>☐ Owner Requesting Funds | ☐ Transfer<br>☐ Direct Rollover<br>☐ Rollover<br>☐ Contribution Tax Year[1] ________ | ☐ 1035 Exchange<br>☐ Contribution | $ | | |
| ☐ Funds Enclosed w/ App<br>☐ Transfer/Exchange Form Provided<br>☐ Owner Requesting Funds | ☐ Transfer<br>☐ Direct Rollover<br>☐ Rollover<br>☐ Contribution Tax Year[1] ________ | ☐ 1035 Exchange<br>☐ Contribution | $ | | |
| ☐ Funds Enclosed w/ App<br>☐ Transfer/Exchange Form Provided<br>☐ Owner Requesting Funds | ☐ Transfer<br>☐ Direct Rollover<br>☐ Rollover<br>☐ Contribution Tax Year[1] ________ | ☐ 1035 Exchange<br>☐ Contribution | $ | | |

**Total Expected Amount $** ________________

[1] *If no year is indicated, contribution defaults to current tax year. Contributions cannot be attributed to the previous tax year after the annual Internal Revenue Service (IRS) tax deadline.*

## C. EXISTING COVERAGE AND REPLACEMENT QUESTIONS

| ***Required:*** *The Owner Response column must be completed.* | **Owner Response** |
|---|---|
| Does the Owner have any existing individual life insurance policies or annuity contracts? | ☐ YES ☐ NO |
| Is the intent of this annuity to replace or change any existing individual life insurance policies or annuity contracts? *(If yes, complete and submit the required Regulation 60 paperwork)* | ☐ YES ☐ NO |

P-RILA-APP(7/22)NY

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ORD 310335 NY

## 4. INDEX EFFECTIVE DATE: *ONE OPTION MUST BE CHOSEN*

We will issue your Contract once we receive this application, the first Purchase Payment and other required documents in Good Order. **Note: Any additional Purchase Payments received after the initial allocation to the Index Strategies (Index Effective Date) will be allocated to the Holding Account, unless other Variable Options are provided, and cannot be invested in the Index Strategies until the following Index Anniversary.**

**Index Strategy Rates:**

You will receive the Index Strategy Rates that were in effect on the date your application was signed provided we receive the application in Good Order within 15 calendar days from the date it was signed and your Index Effective Date is within 45 calendar days from the date the application was signed.

If both of these conditions are not met, you will receive the Index Strategy Rates that are in effect on your Index Effective Date.

Choose one of the following options if you are allocating some or all of your funds to any Index Strategy(ies).

If you are allocating 100% of your funds to the Variable Options please go to Section 5.

☐ **Earliest Index Effective Date:** We will issue your Contract and allocate your first Purchase Payment to any Variable Options and Index Strategies indicated.

☐ **Defer Index Effective Date for 45 Days from the application signed date:** We will issue your Contract and allocate your first Purchase Payment to the Variable Options you have selected and the portion you intend to allocate to any Index Strategy will be allocated to the Transfer Account for 45 days. We will automatically transfer any Account Value in the Transfer Account to the Index Strategies on Day 45 using the Index Strategy Rates in effect on the day this application was signed.

☐ **Defer Index Effective Date Until a Specific Date:** We will issue your Contract and allocate your first Purchase Payment to the Variable Options you have selected and the portion you intend to allocate to any Index Strategy will be allocated to the Transfer Account. We will automatically transfer any Account Value in the Transfer Account into the Index Strategies on ____________________ (date of your choice) using the Index Strategy Rates in effect on the date your application was signed provided your Index Effective date is within 45 days from the date your application was signed. Any Account Value remaining in the Transfer Account through day 45 will be transferred to the Holding Account where funds will be automatically transferred to the Index Strategies on the date specified above using the Index Strategy Rates in effect on that Valuation Day.

## 5. ALLOCATION OPTIONS - *NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS*

We will only allocate to the Index Strategies on the Index Effective Date and on subsequent Index Anniversary Dates.

**Index Strategies**

**Point to Point with Cap Rate**

| | | | |
|---|---|---|---|
| ____ | MSCI EAFE | 1 Year | 10% Buffer |
| ____ | S&P 500® | 1 Year | 10% Buffer |
| ____ | MSCI EAFE | 1 Year | 15% Buffer |
| ____ | S&P 500® | 1 Year | 15% Buffer |
| ____ | MSCI EAFE | 3 Year | 10% Buffer |
| ____ | MSCI EAFE | 3 Year | 20% Buffer |
| ____ | S&P 500® | 3 Year | 10% Buffer |
| ____ | S&P 500® | 3 Year | 20% Buffer |
| ____ | MSCI EAFE | 6 Year | 20% Buffer |
| ____ | S&P 500® | 6 Year | 20% Buffer |

**Tiered Participation Rate**

| | | | |
|---|---|---|---|
| ____ | MSCI EAFE | 6 Year | 10% Buffer |
| ____ | S&P 500® | 6 Year | 10% Buffer |

**Variable Options**

**Domestic Equity Large-Cap Value**

____ MFS® Value Series – Service Class

**International Equity**

____ MFS® International Growth Portfolio – Service Class

**Asset Allocation**

____ MFS® Total Return Series – Service Class

**Domestic Fixed Income**

____ MFS® Total Return Bond Series – Service Class

**Money Market *(Holding Account)***

____ PSF PGIM Government Money Market Portfolio – Class III

Percentages among the Index Strategies and Variable Options must total 100%. **Total** ________ **%**

P-RILA-APP(7/22)NY

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ORD 310335 NY

7. IMPORTANT NOTICES, OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) Page 5 of 7 (All pages must be returned) ORD 310335 NYP-RILA-APP(7/22)NY • I received a current prospectus and the required New York disclosure for this annuity; and • The Account Value, in the Index Strategies, may be affected by an Index, but the Index Strategies do not participate directly in any Index while the variable Sub-Accounts do participate directly in the market; and • Pruco Life Insurance Company of New Jersey reserves the right to temporarily suspend the availability of renewal index options if the company is unable to support the guarantees for these options due to yield on investments or the cost and availability of hedging options to support the replication of the index strategy credits; and • The Holding Account is not guaranteed and may lose value; and • If I take a Partial Withdrawal, Surrender my Annuity, annuitize my Annuity or if a Death Claim is processed prior to completion of an Index Term, Pruco Life Insurance Company of New Jersey will use an Interim Value to determine the fair market value of my Index Strategy on the Valuation Day of the transaction; and • Pruco Life Insurance Company of New Jersey may limit or reject additional Purchase Payments in a non-discriminatory manner if market and/or economic conditions decline to a point where the yield on investments or the cost and availability of hedging options to support the replication of the index strategy credits do not allow us to support the guarantees of the Annuity or if Pruco Life Insurance Company of New Jersey offers a modified version of this contract for new business or is not making the contract available to new business; and • Annuity payments, benefits or surrender values, when based on the investment experience of the separate account allocation options, are variable and not guaranteed as to a dollar amount; and • If I cancel this application at any time and for any reason then Pruco Life Insurance Company of New Jersey will automatically cancel any associated transfer of assets requests even in situations where a replacement application is submitted. In this latter scenario, a new transfer of assets request would be required. The new transfer of assets request could cause the Issue Date to differ from the date that would have been associated with the original application and transfer of assets request. Index Credits (positive or negative) are based on a number of factors including the applicable Index Strategy Rates and the Index Values, which are subject to daily fluctuation and measured from the Issue Date; and • The index return may be positive, negative or zero and investment in this contract may result in a loss of principal. In some instances, the potential investment loss for this product may be significantly greater than the potential investment gain. • To the best of my knowledge and belief the statements made in this application are true and complete. By signing below, I acknowledge and represent that I have read, understand, and agree to the following statements: 6. ADDITIONAL INFORMATION If needed for: • Beneficiaries (include Beneficiary’s full social security number, name, address, date of birth, relationship to the owner, the Beneficiary type (Primary or Contingent) and the applicable percentage.) • Interested Parties (include name, social security number, date of birth and address.) • Special Instructions

Page 6 of 7 (All pages must be returned) ORD 310335 NYP-RILA-APP(7/22)NY 7. IMPORTANT NOTICES, OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) (continued) OWNER’S TAX CERTIFICATION (Substitute Form W-9) - To be completed only by U.S. persons (including U.S. citizens and resident aliens). If not a U.S. person, you are required to submit the applicable IRS Form W-8 series. Under penalties of perjury, I certify that the taxpayer identification number listed on this form is my correct SSN/EIN and I am a U.S. citizen or other U.S. person (including resident aliens). I further certify that I am exempt from backup withhold- ing and/or FATCA reporting unless I check the applicable box(es) below: I have been notified by the Internal Revenue Service that I am subject to backup withholding due to the failure to report all interest or dividends. Prudential is required to withhold income tax on any payments which include interest and dividends when the owner is subject to backup withholding. I am subject to the reporting requirements of the Foreign Account Tax Compliance Act (FATCA). The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Owner Signature (or trustee or custodian, if applicable) Date of Signature (mm/dd/yyyy) Joint Owner Signature Date of Signature (mm/dd/yyyy) Annuitant Signature (if different from Owner) Date of Signature (mm/dd/yyyy) Joint / Contingent Annuitant Signature Date of Signature (mm/dd/yyyy) If signing on behalf of a custodian, you must indicate your official title / position with the entity; if signing as a Trustee for a Trust, please provide the Trustee designation. SIGN HERE SIGN HERE SIGN HERE SIGN HERE TITLE (if any) This form, and the information contained within, is not intended as investment advice and is not a recommendation about managing or investing your retirement savings. Pruco Life Insurance Company of New Jersey is not acting as your fiduciary as defined by any applicable laws and regulations. Please consult with your financial professional about managing or investing your retirement savings. Required: The Financial Professional Response column must be completed. Financial Professional Response Does the Owner have any existing individual life insurance policies or annuity contracts? YES NO Is the intent of this annuity to replace or change any existing individual life insurance policies or annuity contracts? (If yes, complete and submit the required Regulation 60 paperwork) YES NO 8. EXISTING COVERAGE AND REPLACEMENT QUESTIONS REQUIRED: State where this application was signed (If application is signed in a State other than the Owner’s State of Residence, a Contract Situs Form is required.)

Page 7 of 7 (All pages must be returned) ORD 310335 NYP-RILA-APP(7/22)NY 9. FINANCIAL PROFESSIONAL ACKNOWLEDGEMENTS AND SIGNATURE(S) A. FINANCIAL PROFESSIONAL(S) USE ONLY Percentage % ID Number Telephone Number Email address Percentage % ID Number Telephone Number Email address Name (First, Middle, Last ) Name (First, Middle, Last ) B. BROKER/DEALER USE ONLY Name: FOR BROKER/DEALER USE ONLY Networking No. Annuity No. (If established) Financial Professional Signature Date of Signature (mm/dd/yyyy) Financial Professional Signature Date of Signature (mm/dd/yyyy) SIGN HERE SIGN HERE Commission Option A Commission Option B Commission Option C Please contact your home office for available Commission Options or with any questions. I am authorized and licensed to recommend and sell this variable annuity product. I have reviewed all training materials pro- vided by Pruco Life Insurance Company of New Jersey and completed all training required by Pruco Life Insurance Company of New Jersey and applicable laws. I have fully discussed and explained to the Owner the annuity features and charges, including applicable restrictions and any non-guaranteed elements, and all relevant considerations, both favorable and unfavorable, that support the basis for my recommendation. I represent that: • this annuity is in the best interest of the Owner based on information provided by the Owner as to his/her/their investment time horizon, goals and objectives, financial situation, and insurance needs; • the basis for this recommendation has been communicated by me to the Owner and documented as may be required; and • when I made this annuity recommendation, I did so in my capacity as a registered representative of a FINRA registered broker-dealer; complied with Regulation Best Interest and/ or FINRA rules and all applicable New York laws and regulations; and provided the Owner with all disclosures required under such regulations and rules. I certify that I have truly and accurately recorded on this application the information provided by the Owner and by myself. I acknowledge that Pruco Life Insurance Company of New Jersey and its affiliates will rely on this Statement.